UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42 5)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07              Submission of Matters to a Vote of Security Holders.

(a)   On June 20, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) held its 2013 annual meeting of stockholders. Of 184,690,184 shares of common stock issued and outstanding and eligible to vote as of the record date of April 25, 2013, a quorum of 166,609,306 shares, or 90.2 1% of the eligible shares, was present in person or represented by proxy.

(b)   The following actions were taken at such meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2013 (the “Proxy Statement”):

1.             The following nominees were reelected to serve on the Company’s Board of Directors as Class 1 Directors until the Company’s 2016 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Athanase Lavidas, Ph.D.	132,490,001	5,183,996	28,935,309
Massimo Radaelli, Ph.D.	131,798,642	5,875,355	28,935,309

2.   The Company’s Certificate of Incorporation was amended to increase the number of shares of common stock authorized for issuance from 240 million to 450 million shares, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,180,468	37,619,069	2,809,769	-

A Certificate of Amendment to the Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 240 million to 450 million shares was filed with the Secretary of State of the State of Delaware on June 20, 2013, and is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K.

3.   The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013 was ratified based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,923,142	27,044,462	2,641,702	-

4.   The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, on an advisory basis, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,361,520	23,181,558	3,130,919	28,935,309

ITEM 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of ARIAD Pharmaceuticals, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date: June 21, 2013	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President and Chief Financial Officer